(h)(6)(i)

                                  AMENDMENT TO
                        ADMINISTRATION SERVICES AGREEMENT

      AMENDMENT dated as of the 4th day of June, 2007, to that certain Administration Agreement, dated July 1, 2005 (as amended and in effect on the date hereof, the "Agreement") between HSBC Investments (USA) Inc. ("HSBC"), a New York corporation having its principal place of business at 452 Fifth Avenue, 18th Floor, New York, New York 10018 and each entity that has executed this Agreement, as listed on the signature page hereto (each, a "Company). Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

      WHEREAS, pursuant to the Agreement HSBC provides certain administration services to the Companies and their investment portfolios; and

      WHEREAS, the parties desire to modify certain terms of the Agreement, including the fees payable under the Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the HSBC and the Companies hereby agree as follows:

1.    AMENDMENTS.

      (a) Section 6 of the Agreement shall be amended by deleting the date "March 31, 2006" and replacing it with the date "December 31, 2008."

      (b) Schedule C of the Agreement shall be modified by deleting the existing table on calculating fees based on incremental net assets and replacing with the following:

             "ON COMPLEX NET ASSETS OF                        BASIS POINTS
             -------------------------                        ------------

             $0-$12 billion                                       5.25
             >$12 billion                                         3.5"

2.    REPRESENTATIONS AND WARRANTIES.

      (a) HSBC represents (i) that it has full power and authority to enter into and perform this Amendment (ii) that the transactions contemplated by this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Trustees of each of the Companies (each, a "Board") and
(ii) that each Board has approved the transactions contemplated by this Amendment.

      (b) The Companies each represent (on a sole and not joint basis) that it has full power and authority to enter into and perform this Amendment.

3.    EFFECTIVE DATE.

      The effective date of this Amendment shall be April 1, 2007.

4.    MISCELLANEOUS.

      (a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

      (b) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

      (c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

      (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                                                  HSBC INVESTMENTS (USA) INC.

                                                  By: /s/ Richard A. Fabietti
                                                  Name: Richard A. Fabietti
                                                  Title: Senior Vice President


                                                  HSBC INVESTOR FUNDS

                                                  By: /s/ Elba Vasquez
                                                  Name: Elba Vasquez
                                                  Title: Vice President


                                                  HSBC INVESTOR PORTFOLIOS

                                                  By: /s/ Elba Vasquez
                                                  Name: Elba Vasquez
                                                  Title: Vice President


                                                  HSBC ADVISOR FUNDS TRUST

                                                  By: /s/ Elba Vasquez
                                                  Name: Elba Vasquez
                                                  Title: Vice President